                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
J. Baker, Inc.


We consent to the incorporation by reference in Registration Statements of J. Baker, Inc. on Form S-8 no. 33-10385, No. 33-20302, No. 33-39425, No. 33-59786,
No. 33-59788 and No. 33-59790 and on Form S-3 No. 33-42830, No. 33-47825 and
33-51645 of our report dated March 11, 1994 appearing in the Annual Report on Form 10-K of J. Baker, Inc. for the year ended January 29, 1994.




                                        /s/ KPMG Peat Marwick
                                        ---------------------
                                        KPMG PEAT MARWICK


Boston, Massachusetts
April 27, 1994